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                                                              Exhibit No. 7(b)

                         ADDENDUM TO CUSTODIAN AGREEMENT
                         DATED SEPTEMBER 29, 1982 BETWEEN
                          PAINEWEBBER RMA MONEY FUND, INC.
                      AND STATE STREET BANK AND TRUST COMPANY


     WHEREAS, PAINEWEBBER RMA MONEY FUND, INC. ("Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street") have entered into a Custodian Agreement, dated September 29, 1982 ("Custodian Agreement"), pursuant to which State Street serves as custodian of the assets of the Money Market Portfolio and the U.S. Government Portfolio of the Fund; and

     WHEREAS, the Fund's Board of Directors has established the PaineWebber Retirement Money Fund ("Portfolio") as a new series of shares of common stock of the Fund;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and in accordance with paragraph 12 of the Custodian Agreement, the parties hereto agree as follows:

     1. The Fund hereby appoints State Street to serve as custodian of the assets of the Portfolio pursuant to the provisions of the Fund's Articles of Incorporation and subject to all the terms and provisions of the Custodian Agreement.

     2. State Street accepts the appointment to serve as custodian of the assets of the Portfolio, subject to all the terms and provisions of the Custodian Agreement.

     3. The Fund and State Street agree that State Street will be compensated for its services as custodian of the Portfolio's assets in accordance with the Fee Schedule attached hereto.

     4. The Fund and State Street further agree that State Street will provide the additional banking functions for shareholder checkwriting services as described in the Summary Description and Fee Schedule for Providing Shareholder Check Service ("Summary") attached hereto. The Fund agrees to compensate State Street for such services as set forth in the fee schedule set forth in said Summary.

DATE:  April 12, 1988


ATTEST:                                 PAINEWEBBER RMA MONEY FUND, INC.

/s/ Abbe P. Stein                       By: Dianne E. O'Donnell
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ATTEST:                                 STATE STREET BANK AND TRUST COMPANY

/s/ J. Farrell                          By: /s/
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